UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2009

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-222-6966
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement

On November 30, 2009, Houston American Energy Corp, a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Global Hunter Securities, LLC, Knight Capital Markets LLC, Pali Capital, Inc. and Source Capital Group Inc. (collectively, the “Placement Agents”) pursuant to which the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of up to an aggregate of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct public offering (the “Offering”).

The Company has agreed to pay the Placement Agents a fee equal to 5% of the proceeds received by the Company from the placement of the Shares.  The Company has also agreed to reimburse the Global Hunter Securities, LLC, as representative of the Placement Agents, for up to up to a maximum of 1% of the aggregate gross proceeds raised in the placement of the Shares, but in no event more than $75,000.

The description of the Placement Agency Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the Company’s estimated offering expenses, are expected to be approximately $13.3 million. The Offering is expected to close on or about December 4, 2009, subject to the satisfaction of customary closing conditions.  The Company expects to use these net proceeds for general working capital purposes.

In accordance with the Placement Agency Agreement, on December 1, 2009, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with certain purchasers of the Shares for a purchase price of $4.68 per share.  The description of the Subscription Agreements in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A legal opinion relating to the Shares is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

The Shares being placed were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-161319), which the Securities and Exchange Commission declared effective on August 26, 2009.

Item 7.01—Regulation FD Disclosure

On November 30, 2009, the Company issued a press release announcing the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01—Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agency Agreement, dated November 30, 2009
5.1	Opinion of Michael W. Sanders, Attorney at Law
10.1	Form of Subscription Agreement
23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1)
99.1	Press Release, dated November 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: December 2, 2009
	By:	/s/ James J. Jacobs
James J. Jacobs
Chief Financial Officer